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                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration No. 333-44860


                     [SPECIALTY MORTGAGE TRUST, INC. LOGO]

                            SECURED INVESTMENT NOTES

 The prospectus dated January 19, 2001 should be read in its entirety by anyone considering an investment in the Collateralized Investment Notes being offered by Specialty Mortgage Trust, Inc.

  CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 13 OF THE PROSPECTUS.

                           FEBRUARY 20, 2001 OFFERS:

TERM         RATE       TERM    RATE        TERM    RATE
 3 Months    7.00%    4 Months  7.10%     5 Months  7.15%
 7 Months    7.25%    8 Months  7.35%     9 Months  7.40%
10 Months    7.50    11 Months  7.65%    12 Months  7.75%

- Choose from monthly interest checks or reinvest your interest and benefit from monthly compounding.

- Notes are issued the 20th of every month in a limited supply with a minimum investment of $25,000.

- Specialty Mortgage Trust Collateralized Investment Notes are backed by 150% collateral and administered by Banker's Trust, one of Wall Street's most respected names.

                                    CONTACT
                                STACY ASTERIADIS
                                 (775) 826-0809

 The short-term investments referred to above are not insured or guaranteed by any governmental agency. Offers of the investments are made only by prospectus.
    Neither the Securities and Exchange Commission nor any state securities commission has approved or disproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

SUPPLEMENT DATED FEBRUARY 6, 2001
TO THE PROSPECTUS DATED JANUARY 19, 2001